VPR Brands Announces Change of SIC Code; Amendments of Share Purchase Agreements; and Execution of Financing Note

MIAMI, Florida, December 1, 2016 (Globe Newswire) – VPR Brands, LP (OTC Pink: VPRB).

Change of SIC Code

VPR Brands, LP (the “Company”) announces today that the Securities and Exchange Commission has approved VPR Brands, LP’s (the “Company”) request to change its SIC Code to 2100 Tobacco Products. Kevin Frija, the Company’s CEO stated that “This change of SIC Code was completed to more accurately reflect our current business.

Amendment of Share Purchase Agreements

The Company also announced today that it had entered into an agreement with each of Kevin Frija, the Company’s CEO and Chairman, and Jon Pan, a member of the Company’s Board of Directors.

The amendments operated to amend the Share Purchase Agreements entered into between the Company and each of Mr. Frija and Mr. Pan on June 1, 2015, to terminate any unexercised options held by Mr. Frija or Mr. Pan under such agreements to acquire 30,000,000 shares of common units of the Company.

CEO Kevin Frija stated: “With the retirement of these outstanding options we feel we are off to a fantastic start to building shareholder confidence.” Mr. Frija continued: “initially we set up these options which allowed us to fund the Company back in 2015 when there were no employees or business to speak of, since then we have come a long way adding value to the Company. These past months we have really turned a corner with our newly acquired business and our stock attracting a new investor base we feel that we need to take the right steps to maintain and build shareholder equity. Our current units outstanding amount is 50,672,125.”

Financing Note

The Company is also announcing the signing of a new financing note with DiamondRock, LLC. This $500,000 note has terms that we feel reflect the current market, while more in line with our current stock price. This note will allow us to draw down as needed to finance our ongoing and new business ventures and will better serve the Company’s needs.

Neil Rock, Principal at DiamondRock, stated: “We are pleased to be able to support Kevin and his team going forward and we are excited to be chosen to do this deal. We had invested in a previous company early on and we were there to witness the growth that Kevin was able to drive with the capital we invested and we are happy to be getting in on the ground floor in this new venture.”

About VPR Brands LP

VPR Brands, LP (the “Company”) is a technology holding company, whose assets include issued U.S. and Chinese patents for atomization related products including technology for medical marijuana vaporizers and electronic cigarette products and components. The Company is also engaged in product development for the vapor or vaping market, including e-liquids. Electronic cigarettes (also known as ecigs or e-cigs) are electronic devices which deliver nicotine through atomization, or vaping of e-liquids and without smoke and other chemicals constituents typically found in traditional tobacco burning cigarette products.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause future results to differ materially from the forward-looking statements. This press release contains information relating to the Company that is based on the beliefs of the Company or its management, as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words “anticipate,” “estimate,” “expect,” “intend,” “plans,” “projects,” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of these uncertainties. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Contact:

Kevin Frija

Chief Executive Officer and Chief Financial Officer, VPR Brands, LP

305.830.2900

E-mail: info@vprbrands.com